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                 CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated January 9, 2001 incorporated by reference in this Registration Statement (Form N-1A No. 2-70427) of Alliance Technology Fund, Inc.




                                  ERNST & YOUNG LLP


New York, New York
January 26, 2001






























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